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nVent Electric PLC

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1 Spring 2025 nVent Shareholder Engagement

2 CAUTION CONCERNING FORWARD-LOOKING STATEMENTS This presentation contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” "could," “positioned,” “strategy,” “future,” “are confident,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this presentation are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Among these factors are adverse effects on our business operations or financial results, including due to the overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; volatility in currency exchange rates, interest rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; inability to mitigate material and other cost inflation; risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating and sustainability goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this presentation. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this presentation. KEY DEFINITIONS AND NOTES Except as otherwise noted all references to 2024 and 2023 represent our results for the period indicated, presented on an adjusted basis. “Organic Sales" refers to GAAP revenue excluding (1) the impact of currency translation and (2) the impact of revenue from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested product lines not considered discontinued operations. Reportable segment income (“segment income”) represents operating income of each reportable segment exclusive of intangible amortization, acquisition related costs, costs of restructuring activities, impairments and other unusual non-operating items. Adjusted operating income represents consolidated operating income exclusive of intangible amortization, acquisition related expenses, costs of restructuring activities, impairments and other unusual non-operating items. CONTINUING OPERATIONS As a result of the previously announced agreement to sell the Thermal Management business, we are reporting the results of that business as discontinued operations and have reclassified 2023 and 2024 results for all prior periods on a continuing operations basis. All results referenced throughout this presentation are on a continuing operations basis unless otherwise stated. Forward-Looking Statements

3 Pivotal year of strong performance and progress on our portfolio transformation 2024 Business Results  Sales of $3.0 billion, up 13% and 2% organically; acquisitions added 10 points  Adjusted Operating Income of $652 million, up 15%  Adjusted EPS of $2.49, up 7%  Free Cash Flow of $427 million, up 20% - 102% conversion of adjusted net income  17% annualized Total Shareholder Return - 59th percentile of our compensation comparator group - 4 percentage points higher than the S&P 400 Industrials  Organic sales growth, led by Infrastructure, now represents 33% of nVent sales  Data Solutions sales grew ~30%, now represents ~$600M in sales  Launched 90 new products driving >2 points of sales growth  Portfolio transformation on track with divestiture of Thermal Management and acquisition of Trachte  Made significant progress across our sustainability focus areas and received many new recognitions Full-Year Results Highlights

4 Announcing Our 2024 Sustainability Report Recognition *As of May 2024, including full and part-time employees, and excluding contingent workers and temporary employees, employees on leave of absence, and our 2024 acquisitions. Achieved above global benchmark employee satisfaction + recommend score from 2024 Pulse Surveys Trained 100% of our professional employees and 99% of all employees on our Code of Conduct* Visit nVent.com/about/sustainability for more information on our 2024 sustainability progress Report Highlights Reached 85% of products in our New Product Introduction funnel with a positive sustainability impact Reduced normalized CO2e emissions by 47% since 2019 through energy efficiency improvements Learn more in the report!

5 We value investor feedback and will continue to seek it through engagement initiatives *nVent outstanding shares and shareholder ownership are as of the time of fall outreach, which reflects June 30, 2024 data. Shareholder ownership is based on publicly disclosed ownership. Shareholder Engagement  During our 2024 engagement process, members of the Board and management met with shareholders representing 23% of outstanding shares* with Director participation on 100% of calls  Engagement topics included: - Sustainability - Board oversight of risk - Board composition and diversity - Human capital management - Shareholder engagement - Executive compensation

6 2025 Director Nominees (1) Our director nominees’ average tenure is calculated by full years of completed service based on date of initial appointment or election to our Board. Experienced, Diverse Board Experience/Qualifications/ Attributes/Skills Board Nominees Aaholm Burris Cameron Ducker Ostling Palmer Parker Scheu Wozniak Cybersecurity • • • • • Racial/Ethnic or Gender Diverse • • • • • • • Sustainability • • • • • • • • • Financial • • • • • • Human Capital Management • • • • • • • Innovation/Digital/Technology • • • • • • International Business & Operations • • • • • • • • • M&A • • • • • • • • • Operations/Manufacturing • • • • • • • • Relevant Industry • • • • Risk Management • • • • • • • • • Sales & Marketing • • • • • Senior Leadership • • • • • • • • • Strategy Formation • • • • • • • • Supply Chain/Logistics • • • • • • • Racial/Ethnic Diversity (self-identified) Black/African American • • Caucasian • • • • • • • Gender Male • • • • Female • • • • • Our Governance and Social Responsibility Committee reviews each candidate to assess the fit of their qualifications with the needs of the Board and our company

7 Good governance sets the foundation for success Governance Practices  All Directors are independent, except our Chair  Independent Lead Director with robust responsibilities set forth in our Corporate Governance Principles  Demonstrated commitment to thoughtful Board refreshment  Code of Ethics and annual ethics training  Stock ownership requirements for Officers and Directors  Formal Director orientation and continuing education programs  Active shareholder outreach and engagement with Director participation  Board and Committee oversight of risk, including those related to sustainability, AI and cybersecurity matters  Board oversight of succession planning for the CEO, executive officers and other key contributors  Annual sustainability reporting

8 2024 Executive Compensation Structure 2024 Target Direct Compensation Mix 11% 15% 74% 22% 60% 18% CEO Other NEOs Base Salary Annual Incentives Long-Term Incentives 89% at risk 78% at risk Annual Incentive Plan (“MIP”) Long-Term Incentive Plan 30% 30% 25% Revenue Adjusted EPS Free Cash Flow 15% ESG Scorecard 100% formulaic determination against pre-established metrics tied to our annual operating plan Consists of 5 metrics tied to goals disclosed in Sustainability Report All NEOs paid on Enterprise-wide results to support One-nVent approach 50% 25% 25% – Performance Share Unit payout can range from 0-200% of target based on Relative TSR performance compared to S&P 400 Industrials over 3-year performance period – Use of Relative TSR metric supports growth focus, aligns with shareholder experience, and provides clear line of sight for participants – If absolute TSR is negative, payout is capped at target – 200% payout for PSUs granted in 2022 (82nd percentile TSR) Restricted Stock Units 3-year ratable vesting Stock Options 3-year ratable vesting Performance Share Units 3-year cliff vesting 98% payout for 2024

9 -50% -25% 0% 25% 50% 75% 100% 125% 150% Strong correlation between NEO pay and performance delivered to our shareholders Pay-for-Performance Alignment 2022 Payouts 156% MIP 142% PSU 2023 Payouts 139% MIP 200% PSU 2024 Payouts 98% MIP 200% PSU NVT TSR 75th Percentile 50th Percentile 25th Percentile S&P 400 Industrials TSR 12/31/2021 12/31/2022 12/31/2023 12/31/2024 106% 75% 32% -9% Total Shareholder Return (TSR)

10 2024 was a year of strong performance & transformation Closing Summary Strong sales, margins and cash flow Total shareholder return outperformed the S&P 400 Industrials Significant progress on our sustainability priorities Strong correlation between pay and performance while delivering for shareholders

11 11 Appendix GAAP to Non-GAAP Measurements & Reconciliations

12 Q4 ’24 Earnings Presentation Reported to Adjusted 2024 Reconciliation

13 Q4 ’24 Earnings Presentation Reported to Adjusted 2023 Reconciliation

14 Q4 ’24 Earnings Presentation Organic Sales Growth and Free Cash Flow Reconciliation 2024